UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

Enable Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50995	52-2372260
(Commission File Number)	(IRS Employer
Identification No.)

8725 W. Higgins Road, Suite 900 Chicago, Illinois 60631
(Address of Principal Executive Offices) (Zip Code)

(773) 272-5000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On September 25, 2008, Enable Holdings, Inc. (the “Company”), uBid, Inc. and Dibu Trading Corp. entered into a Forbearance Agreement (the “Agreement”) with Wells Fargo Bank, National Association (the “Bank”) regarding the Credit and Security Agreement dated May 9, 2006 (the “Credit Agreement”) between the parties. The Bank had previously notified the Company of the Company’s failure to meet the minimum excess availability requirements of $3.5 million. Since the Company did not meet the minimum excess availability requirements of the Credit Agreement, the financial covenants went into effect which required that it demonstrate net earnings at the levels set forth in the Credit Agreement. Due to the recent restructuring, the Company was unable to meet the covenants.

Subject to the complete and timely compliance with the terms of the Agreement by the Company, the Bank has agreed to, among other things, forbear and refrain until October 6, 2008, from initiating or prosecuting any action in any court to collect under the Credit Agreement.

The full text of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits:

10.1	Forbearance Agreement dated September 25, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 29, 2008

ENABLE HOLDINGS, INC.

By:	/s/ Miguel A. Martinez, Jr.
Miguel A. Martinez, Jr. Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
September 25, 2008	000-50995

ENABLE HOLDINGS, INC.

EXHIBIT NO.	ITEM

10.1	Forbearance Agreement dated September 25, 2008

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